                                                                      Exhibit 99

                    [COMMONWEALTH BANCORP, INC. LETTERHEAD]

For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS FIRST QUARTER 2000 FINANCIAL RESULTS

NORRISTOWN, PA, APRIL 18, 2000 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), today reported earnings per common share of $0.31 on a diluted basis for the first quarter of 2000, compared to earnings of $0.30 per common share for the first quarter of 1999. Net income was $3.4 million for the first quarter of 2000, compared to $4.1 million for the first quarter of 1999.

On a business segment basis, net income from Community Banking increased by 49% from $2.4 million in the first quarter of 1999, to $3.6 million in the first quarter of 2000. Net income from Mortgage Banking decreased from $1.7 million in the first quarter of 1999, to a loss of $0.2 million in the first quarter of 2000.

"Commonwealth's strong performance in Community Banking reflected excellent growth in consumer and commercial loans, and continued expansion of demand and money market deposits," stated Charles H. Meacham, Commonwealth's Chairman and Chief Executive Officer. He added, "Compared to the first quarter of 1999, average consumer loans increased 34% to $327 million, average commercial loans increased 42% to $194 million, and average demand and money market deposits increased 3% to $730 million." He continued, "The decrease in Mortgage Banking net income was primarily related to decreased mortgage origination volumes resulting from higher interest rates, and the sale of Commonwealth's third party mortgage servicing portfolio in 1999."

Net interest income was $18.1 million in the first quarter of 2000, compared to $17.5 million in the first quarter of 1999. The increase was primarily attributable to a higher net interest margin which was partially offset by a decrease in average interest earning assets.

The net interest margin on a fully taxable equivalent basis was 4.15% in the first quarter of 2000, compared to 3.46% in the first quarter of 1999. The increase was primarily attributable to a 0.48% increase in the yield on interest-earning assets, which was primarily attributable to higher market interest rates and a favorable change in investment mix, involving an increase in higher yielding consumer and commercial loans, and a decrease in lower yielding mortgage loans and securities. Also contributing to the increase in net interest margin was a 0.29% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of certificates of deposit, which decreased from 5.15% in the first quarter of 1999 to 4.96% in the first quarter of 2000. Also contributing to the decrease in the cost of interest-bearing liabilities was a favorable change in funding mix, involving an increase in lower costing demand and money market deposits, and a decrease in higher costing certificates and wholesale borrowings.

Noninterest income totaled $4.9 million in the first quarter of 2000, compared to $7.9 million in the first quarter of 1999. The decrease reflected a $3.1 million decrease in the net gain on sale of mortgage loans, primarily attributable to a decrease in mortgage originations due to generally higher market interest rates. Also during the first quarter of 2000, servicing fees decreased by $0.7 million relating to the sale of mortgage servicing rights during the third quarter of 1999. The above decreases were partially offset by a $0.4 million increase in deposit fees and related income, primarily relating to an increase in transaction accounts and revenue relating to the acquisition of certain business interests of Tyler Consulting, Inc. during the first quarter of 2000.

Noninterest expense was $17.2 million in the first quarter of 2000, compared to $18.7 million in the first quarter of 1999. The decrease was primarily attributable to a decrease in mortgage banking expenses and lower expenses relating to certain stock benefit plans.

Provision for loan losses totaled $1.1 million in the first quarter of 2000, compared to $1.0 million in the first quarter of 1999. At March 31, 2000, the allowance for loan losses totaled $10.4 million, or 0.75% of loans, compared to $10.5 million, or 0.76%, at December 31, 1999.

Net credit losses totaled $1.2 million, or 0.33% of average loans in the first quarter of 2000. This compared to $0.6 million, or 0.19% of average loans in the first quarter of 1999. The increase was primarily related to an increase in consumer net credit losses, which were $1.1 million in the first quarter of 2000, compared to $0.3 million in the first quarter of 1999.

Nonperforming assets totaled $10.5 million, or 0.55% of assets at March 31, 2000, compared to $10.4 million, or 0.54%, at December 31, 1999.

Provision for income taxes was $1.2 million, or 26.5% of income before income taxes in the first quarter of 2000, compared to $1.7 million, or 29%, in the first quarter of 1999. The decrease in the effective tax rate in the first quarter of 2000 was primarily attributable to lower pre-tax income, which resulted in a higher relative percentage of tax-advantaged income to total income.

The Bank's core and risk-based capital ratios were 6.1% and 10.5%, respectively, at March 31, 2000, compared to 6.4% and 11.3%, respectively, at December 31, 1999. The decrease in the Bank's capital ratios during the first quarter of 2000 was primarily due to growth in the consumer and commercial loan portfolios, and dividends to Commonwealth Bancorp, Inc. to fund common stock repurchases. As of March 31, 2000, the Bank was in full compliance with all regulatory capital requirements and maintained capital ratios which were generally in line with internal targeted levels.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 62 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                                       Commonwealth Bancorp, Inc. and Subsidiaries
                                            Consolidated Statements of Income
                                   (in thousands, except share and per share amounts)


                                                                                          For the Quarter
                                                                                           Ended March 31,
                                                                           -----------------------------------------------
                                                                                   2000                     1999
                                                                           ----------------------   ----------------------
                                                                                             (Unaudited)
Interest income:
  Interest on loans                                                                      $27,356                  $26,259
  Interest and dividends on deposits and money
     market investments                                                                      475                    1,041
  Interest on investment securities                                                          965                    1,377
  Interest on mortgage-backed securities                                                   4,850                    7,930
                                                                           ----------------------   ----------------------

                  Total interest income                                                   33,646                   36,607

Interest expense:
  Interest on deposits                                                                    12,348                   13,784
  Interest on notes payable and other borrowings                                           3,248                    5,286
                                                                           ----------------------   ----------------------

                  Total interest expense                                                  15,596                   19,070
                                                                           ----------------------   ----------------------

                  Net interest income                                                     18,050                   17,537

Provision for loan losses                                                                  1,125                    1,000
                                                                           ----------------------   ----------------------

                  Net interest income after provision for loan losses                     16,925                   16,537

Noninterest income:
  Deposit fees and related income                                                          2,591                    2,187
  Servicing fees                                                                             231                      894
  Net gain on sale of mortgage loans                                                       1,060                    4,161
  Other                                                                                    1,021                      650
                                                                           ----------------------   ----------------------

                  Total noninterest income                                                 4,903                    7,892
                                                                           ----------------------   ----------------------

Noninterest expense:
  Compensation and employee benefits                                                       8,709                    9,618
  Occupancy and office operations                                                          2,724                    2,817
  Amortization of intangible assets                                                        1,211                    1,289
  Other                                                                                    4,540                    4,982
                                                                           ----------------------   ----------------------

                  Total noninterest expense                                               17,184                   18,706
                                                                           ----------------------   ----------------------

                  Income before income taxes                                               4,644                    5,723

Income tax provision                                                                       1,231                    1,660
                                                                           ----------------------   ----------------------

Net income                                                                                $3,413                   $4,063
                                                                           ======================   ======================

Basic weighted average number of shares outstanding                                   10,869,410               13,358,378
                                                                           ======================   ======================

Basic earnings per share                                                                   $0.31                    $0.30
                                                                           ======================   ======================

Diluted weighted average number of shares outstanding                                 11,153,144               13,693,354
                                                                           ======================   ======================

Diluted earnings per share                                                                 $0.31                    $0.30
                                                                           ======================   ======================


                  Commonwealth Bancorp, Inc. and Subsidiaries
                          Consolidated Balance Sheets
               (in thousands, except share and per share amounts)
                                                                     March 31,                December 31,
                                                                        2000                      1999
                                                                 -------------------       -------------------
Assets:                                                              (Unaudited)
Cash and due from banks                                                   $60,537                     $54,677
Interest-bearing deposits                                                       -                       3,499
Short-term investments
  available for sale                                                           61                       3,575
Mortgage loans held for
  sale                                                                     16,475                      24,005
Investment securities
 Securities available for
  sale (cost of $68,798
  and $68,301, respectively),
  at market value                                                          68,393                      68,219
Mortgage-backed securities
 Securities held to
  maturity (market value of
  $88,671 and $92,965,
  respectively), at cost                                                   89,219                      93,674
Securities available for
  sale (cost of $184,174
  and $202,076, respectively),
  at market value                                                         178,667                     197,280
Loans receivable, net                                                   1,387,562                   1,361,430
Accrued interest
receivable, net                                                             9,752                       9,499
FHLB stock, at cost                                                        18,400                      18,400
Premises and equipment, net                                                16,024                      15,535
Intangible assets                                                          34,156                      33,048
Other assets, including
 net deferred taxes of $7,821
 and $7,460, respectively                                                  37,995                      39,555
                                                               -------------------         -------------------
                   Total assets                                        $1,917,241                  $1,922,396
                                                               ===================         ===================

Liabilities:
Deposits                                                               $1,514,239                  $1,503,746
Notes payable and other
 borrowings:
 Secured notes due to
  Federal Home Loan Bank of
  Pittsburgh                                                              112,142                     127,000
 Securities sold under
  agreements to repurchase                                                 90,000                     100,000
 Other borrowings                                                          14,850                       9,076
Advances from borrowers
 for taxes and insurance                                                    9,695                       9,326
Accrued interest payable,
 accrued expenses and other
 liabilities                                                               27,644                      20,883
                                                               -------------------         -------------------
                   Total liabilities                                    1,768,570                   1,770,031
                                                               -------------------         -------------------

Commitments and
 contingencies

Shareholders' equity:
Preferred stock, $0.10 par
 value; 5,000,000 shares
 authorized; none issued                                                        -                           -
Common stock, $0.10 par
 value; 30,000,000 shares
 authorized; 18,068,127 shares issued
 and 11,568,294 outstanding
 at March 31, 2000
 18,068,127 shares issued
 and 11,934,695 outstanding
 at December 31, 1999                                                       1,807                       1,807
Additional paid-in capital                                                137,146                     136,966
Retained earnings                                                         137,845                     135,780
Unearned stock benefit
 plan compensation                                                        (8,027)                     (8,504)
Accumulated other
 comprehensive loss                                                       (3,842)                     (3,171)
Treasury stock, at cost;
 6,499,833 and 6,133,432
 shares, respectively                                                   (116,258)                   (110,513)
                                                               -------------------         -------------------
                   Total shareholders' equity                             148,671                     152,365
                                                               -------------------         -------------------
                        Total liabilities and
                         shareholders' equity                          $1,917,241                  $1,922,396
                                                               ===================         ===================

                   Commonwealth Bancorp, Inc. and Subsidiaries
                             Selected Financial Data
                      (in thousands, except per share data)

                                                             For the Quarter Ended
                                                   -------------------------------------
                                                   March 31, 2000         March 31, 1999
                                                     (Unaudited)            (Unaudited)
                                                   -------------------------------------
BALANCE SHEET DATA:
Average Mortgage Loans                                   $875,480            $1,016,902
Average Consumer Loans                                    326,625               244,086
Average Commercial Loans                                  193,734               136,875
Average Loans                                           1,395,839             1,397,863
Average Interest-Earning Assets                         1,763,726             2,057,129
Average Assets                                          1,908,578             2,213,701

Average Core Deposits                                     952,191               936,585
Average Certificates of Deposit                           551,746               659,578
Average Deposits                                        1,503,937             1,596,163
Average Interest-Bearing Liabilities                    1,727,603             1,970,958
Average Shareholders' Equity                              151,570               189,561


OPERATING DATA:
Annualized Return on Assets                                 0.72%                 0.74%
Annualized Return on Equity                                 9.06%                 8.69%

Mortgage Originations                                     $77,619              $189,666

Average Yield on Mortgage Loans (a)                         7.30%                 7.19%
Average Yield on Consumer Loans (a)                         8.97%                 8.92%
Average Yield on Commercial Loans (a)                       8.79%                 8.48%
Average Yield on Loans (a)                                  7.90%                 7.62%
Average Yield on Interest-Earning Assets (a)                7.70%                 7.22%

Average Cost of Core Deposits                               2.34%                 2.34%
Average Cost of Certificates of Deposit                     4.96%                 5.15%
Average Cost of Deposits                                    3.30%                 3.50%
Average Cost of Interest-Bearing Liabilities                3.63%                 3.92%
Net Interest Margin (a)                                     4.15%                 3.46%



Period End Book Value Per Share                            $12.85                $13.15
Period End Tangible Book Value Per Share                     9.90                 10.41
Period End Nonperforming Loans                              7,661                 9,770
Period End Nonperforming Assets                            10,529                11,276
------------------
(a) Taxable equivalent basis